EXHIBIT 32.2
SECTION 1350 CERTIFICATION
OF PRINCIPAL FINANCIAL OFFICER
In connection with the report on Form 10-K of Quadriga Superfund, L.P. (the “Fund”) for the period ending December 31, 2008 (the “Report”), I, Roman Gregorig, Vice President and Principal Financial Officer of Superfund Capital Management, Inc. (the “General Partner”), the general partner of the Fund, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1)	But for the inclusion of an audited balance sheet of the General Partner required pursuant to Section 210.8-07 of Regulation S-X, which is to be filed by amendment, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: March 31, 2009	By:	/s/ Roman Gregorig
Roman Gregorig
Vice President and Principal Financial Officer